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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Vital Living, Inc. on Form SB-2 of our report dated March 13, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-KSB/A of Vital Living, Inc. for the year ended December 31, 2002 and to the use of our report dated March 13, 2003 appearing in the Prospectus, which is a part of this Registration Statement. We consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Pannell Kerr Forster of Texas, P.C.
Houston, Texas
January 14, 2004

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  EXHIBIT 23.1